UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2010

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010, CoreLogic, Inc. (the “Company”) entered into a letter agreement with First American Financial Corporation (“FAFC”) and Parker S. Kennedy, providing, effective as of December 31, 2010, that (1) the Amended and Restated Change in Control Agreement (the “Amended and Restated CIC”), dated as of May 31, 2010, by and among the Company, FAFC and Mr. Kennedy shall terminate in its entirety and (2) the Letter Agreement (the “Letter Agreement”), dated May 31, 2010, by and among the Company, FAFC and Mr. Kennedy shall be amended to terminate paragraph 8 therein as such paragraph refers to the Amended and Restated CIC. The material terms of the Amended and Restated CIC and the Letter Agreement were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2010 and are incorporated herein by reference.

On October 29, 2010, the Company entered into a Change in Control Agreement with Mr. Kennedy, effective as of December 31, 2010 (the “Kennedy CIC Agreement”). The Kennedy CIC Agreement is substantially consistent with the Company’s form of Change in Control Agreement filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2010. The material terms of the Kennedy CIC Agreement are consistent with the summary of the material terms of the Change in Control Agreement entered into with Anthony S. Piszel, the Company’s Chief Financial Officer, which were described in the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2010 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: November 3, 2010	By:	/s/ Stergios Theologides
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary